Exhibit 10.1

AMENDMENT NO. 4

TO

WARRANT EXERCISABLE FOR JUNIOR SECURITIES

This Amendment No. 4 (this “Amendment”) to Warrant Exercisable for Junior Securities is entered into effective as of November 5, 2021 by Evolve Transition Infrastructure LP, a Delaware limited partnership (the “Partnership”), and Stonepeak Catarina Holdings LLC, a Delaware limited liability company (the “Holder”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 2, 2019, as amended by the Letter Agreement (as defined below).

RECITALS

WHEREAS, on August 2, 2019, the Partnership issued to the Holder that certain Warrant Exercisable for Junior Securities, dated August 2, 2019 (the “Original Warrant”);

WHEREAS, the Partnership and the Holder entered into Amendment No.1 to Warrant Exercisable for Junior Securities (the “First Amendment”);

WHEREAS, the Partnership and the Holder entered into Amendment No. 2 to Warrant Exercisable for Junior Securities (the “Second Amendment”);

WHEREAS, the Partnership and the Holder entered into Amendment No. 3 to Warrant Exercisable for Junior Securities (the “Third Amendment”);

WHEREAS, the Original Warrant entitles the Holder to receive from the Partnership a number of each class of Junior Securities (including Common Units but excluding Excluded Junior Securities) representing ten percent (10%) of the Junior Securities Deemed Outstanding (as defined in the Original Warrant) of such class as of the Exercise Date (as defined in the Original Warrant);

WHEREAS, Junior Securities Deemed Outstanding includes, among other things, the number of such class of Junior Securities reserved for issuance at such time under the stock option or other equity incentive plans approved by the Board of Directors (the “Board”) of Evolve Transition Infrastructure GP LLC, the sole general partner of the Partnership (the “General Partner”), regardless of whether such Junior Securities are actually subject to outstanding Options at such time or whether any outstanding Options are actually exercisable at such time;

WHEREAS, the Partnership’s Long-Term Incentive Plan, effective March 6, 2015 (the “LTIP”), is such an equity incentive plan approved by the Board;

WHEREAS, on November 16, 2020, the Holder entered into a letter agreement with the Partnership and the General Partner (the “Letter Agreement”), pursuant to which the Holder was provided the option to elect to receive the Class C Preferred Quarterly Distribution in Common Units for any Quarter following the Quarter ended September 30, 2020, by providing written notice to the Partnership no later than the last day of the calendar month following the end of such Quarter;

WHEREAS, on October 29, 2021, pursuant to the Letter Agreement, the Holder provided its notice of election to receive 10,832,186 Common Units in lieu of receiving Class C Preferred PIK Units with respect to the Class C Preferred Quarterly Distribution for the Quarter ended September 30, 2021 (the “Third Quarter Units”);

WHEREAS, Section 4(a) of the LTIP, provides that upon the issuance of additional Units from time to time, the maximum number of Units that may be delivered or reserved for delivery with respect to the LTIP shall be automatically increased by a number of Units equal to the lesser of (i) fifteen percent (15%) of such additional Units, or (ii) such lesser number of Units as determined by the Board (such increase, the “LTIP Increase”);

WHEREAS, the maximum LTIP Increase resulting from the issuance of the Third Quarter Units is 1,624,828 Units (the “Third Quarter LTIP Units”);

WHEREAS, the Third Quarter LTIP Units are Junior Securities Deemed Outstanding for purposes of the Original Warrant; and

WHEREAS, the Partnership and the Holder desire to amend the Original Warrant to include the Third Quarter LTIP Units in the definition of Excluded Junior Securities.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the General Partner does hereby amend the Partnership Agreement as follows:

1.Amendments. The Original Warrant is hereby amended as follows:

a.The definition of “Excluded Junior Securities” in Section 1 of the Original Warrant is hereby amended and restated in its entirety as follows:

“Excluded Junior Securities” means (i) any class or series of Junior Security that, with respect to distributions on such Junior Securities of cash or property and distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gain and losses as provided in this Agreement), ranks junior to the Class C Preferred Units and senior to the Common Units, the proceeds from the sale of which are used to redeem the Class C Preferred Units, (ii) 1,866,823 Common Units reserved for issuance under the LTIP on February 25, 2021, so long as such Common Units are so reserved or issued pursuant to the LTIP, (iii) 2,064,487 Common Units reserved for issuance under the LTIP on May 20, 2021, so long as such Common Units are so reserved or issued pursuant to the LTIP, (iv) 1,201,928 Common Units are so reserved for issuance under the LTIP on August 20, 2021, so long as such Common Units so reserved or issued pursuant to the LTIP, and (v) 1,624,828 Common Units are so reserved for issuance under the LTIP on November 22, 2021, so long as such Common Units are so reserved or issued pursuant to the LTIP.

2.Agreement in Effect.  Except as amended by this Amendment, the First Amendment, the Second Amendment, the Third Amendment, and the Original Warrant shall remain in full force and effect.

3.Applicable Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

4.Severability.  Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

5.Electronic Signature.  This Amendment may be executed via facsimile or other electronic transmission (including portable document format (*pdf)), and any such executed facsimile or electronic copy shall be treated as an original.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been executed as of the effective date written above.

/s/

PARTNERSHIP: EVOLVE TRANSITION INFRASTRUCTURE LP By: Evolve Transition Infrastructure GP LLC, its general partner

By:/s/ Charles C. Ward Name:Charles C. Ward Title:Chief Financial Officer and Secretary

HOLDER:

STONEPEAK CATARINA HOLDINGS, LLC
By:	Stonepeak Texas Midstream Holdco LLC, its managing member

By:	Stonepeak Associates LLC, its managing member

By:	Stonepeak GP Holdings LP, its sole member

By:	Stonepeak GP Investors LLC, its general partner

By:	Stonepeak GP Investors Manager LLC, its managing member

By:	/s/ Jack Howell
Name: Jack Howell
Title: Senior Managing Director

By:	/s/ Luke Taylor
Name: Luke Taylor
Title: Senior Managing Director

Signature Page to Amendment No.4 to
Warrant Exercisable for Junior Securities